FINANCING AGREEMENT

	This will confirm the agreement ("Agreement") dated August 18, 2010 ("Effective Date") by and between Goldex Capital Resources, LLC, a Florida limited liability company (hereinafter referred as "GOLDEX") and PMX Communities, Inc. (hereinafter referred to as "PMX") according to the following terms and conditions:

	1.	PMX's business plan contemplates the development of certain
projects (hereinafter individually and collectively referred to as the "Project(s)") which may be undertaken and funded in special purpose entities to be organized by PMX (hereinafter individually and collectively referred to as the "SPE(s)").

	2.	GOLDEX's business plan contemplates the funding of the
above-referenced Project(s) and, to date, has referred a third party which has agreed to undertake a direct investment of funds in PMX via a stock subscription. GOLDEX has agreed to provide financing to PMX and/or the SPE(s) to fund the Project(s) on a case by case basis and upon terms and conditions satisfactory to the parties.

	3.	Given the foregoing, GOLDEX shall be afforded a right of
first refusal ("Refusal Rights") to participate in the Project(s) according to the following terms and conditions:

	A.	GOLDEX shall be afforded the right to provide 66.666% of
the funds necessary to capitalize the Project(s). PMX or its assigns shall provide 33.334% of the funds necessary to capitalize the Project(s).

	B.	In consideration for such capitalization, GOLDEX shall be
granted a 33.334% shareholding/membership interest in the SPE and PMX and/or its assigns shall be granted a 66.666% shareholding/membership interest in the SPE.

	C.	The Refusal Rights shall be limited to a combined
investment in the SPE(s) by GOLDEX of $1,000,000.00 in the aggregate. It is contemplated by the parties that the aforementioned investment shall be primarily utilized by the SPE(s) for securing the initial mineral rights, options, leases or other development opportunities for the SPE(s) prior to the general development or purchase of same.

	D.	PMX shall give written notice to GOLDEX of the Project(s).
GOLDEX shall have five (5) business days to exercise his Refusal
Rights. Should GOLDEX not give written notice to PMX of his election to participate in the Project(s), then PMX shall be afforded the right to undertake the Project(s) without GOLDEX's direct participation and GOLDEX's Refusal Rights shall be deemed waived as to such Project.

	4.	This Agreement shall be construed and interpreted pursuant
to the laws of the State of Florida. Venue of any action arising out of this Agreement shall be in the Circuit Court in and for Palm Beach
County, Florida. In connection with any litigation (including all appeals therefrom) arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and interest. Time is of the essence with respect to performance hereunder. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
Facsimile or electronic signatures shall constitute original signatures. The invalidity or unenforceability of any particular provision or part of a provision hereof, shall not affect the other provisions or parts hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions or part thereof were omitted. Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Each individual executing this Agreement on behalf of each party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said part, in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the bylaws of said party, and that this Agreement is binding upon said party in accordance with its terms. The benefits and obligations of this Agreement shall inure to and bind the respective heirs, successors, personal representatives and permitted assigns of the Parties hereto. Whenever used, the singular shall include the plural and the plural the singular and the use of any gender shall include all genders. The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement.
Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of this 18th day of August, 2010.

  PMX Communities, Inc.

By:/s/Michael Hiler
   -----------------
Michael Hiler, President and CEO

Goldex Capital Resources, LLC

By:/s/Michael Fine
   -----------------
Michael Fine, Managing Member